EXHIBIT 99.1

ADTRAN, INC.

REPORTS RESULTS for the THIRD QUARTER 2014 and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, Ala.—(BUSINESS WIRE)—October 14, 2014—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter 2014. For the quarter, sales were $162,892,000 compared to $177,404,000 for the third quarter of 2013. Net income was $11,326,000 compared to $16,205,000 for the third quarter of 2013. Earnings per share, assuming dilution, were $0.21 compared to $0.28 for the third quarter of 2013. Non-GAAP earnings per share were $0.25 compared to $0.32 for the third quarter of 2013. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Revenue came in as we anticipated in our press release of October 2, 2014 with a sequential decrease in our European business and a soft enterprise spending environment. Our domestic carrier business saw a sequential revenue increase. We believe our company is well positioned to take advantage of a re-acceleration of carrier spending in both Europe and the US we expect to begin in 2015.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2014. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on October 30, 2014. The ex-dividend date is October 28, 2014 and the payment date is November 13, 2014.

The Company confirmed that its third quarter conference call will be held Wednesday, October 15, 2014 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2013 and on Form 10-Q for the quarter ended June 30, 2014. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Jim Matthews Senior Vice President/CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$58,415	$58,298
Short-term investments	55,587	105,760
Accounts receivable, net	99,341	85,814
Other receivables	27,262	18,249
Inventory	86,879	90,111
Prepaid expenses	5,579	4,325
Deferred tax assets, net	15,697	17,083

Total Current Assets	348,760	379,640

Property, plant and equipment, net	75,201	76,739
Deferred tax assets, net	12,991	9,622
Goodwill	3,492	3,492
Other assets	11,748	11,180
Long-term investments	298,542	309,225

Total Assets	$750,734	$789,898

Liabilities and Stockholders’ Equity
Accounts payable	$49,972	$48,282
Unearned revenue	23,418	22,205
Accrued expenses	12,356	12,776
Accrued wages and benefits	17,591	14,040
Income tax payable, net	13,650	5,002

Total Current Liabilities	116,987	102,305

Non-current unearned revenue	13,822	14,643
Other non-current liabilities	23,548	22,144
Bonds payable	30,000	46,200

Total Liabilities	184,357	185,292

Stockholders’ Equity	566,377	604,606

Total Liabilities and Stockholders’ Equity	$750,734	$789,898

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Sales	$162,892	$177,404	$486,025	$482,650
Cost of sales	84,635	94,857	243,181	250,628

Gross Profit	78,257	82,547	242,844	232,022
Selling, general and administrative expenses	32,438	32,794	100,165	96,082
Research and development expenses	33,324	32,543	99,547	98,114

Operating Income	12,495	17,210	43,132	37,826
Interest and dividend income	992	1,579	3,340	5,021
Interest expense	(150)	(581)	(525)	(1,737)
Net realized investment gain	2,687	1,751	7,219	6,949
Other income (expense), net	(963)	22	(1,615)	(1,521)

Income before provision for income taxes	15,061	19,981	51,551	46,538
Provision for income taxes	(3,735)	(3,776)	(16,223)	(12,584)

Net Income	$11,326	$16,205	$35,328	$33,954

Weighted average shares outstanding - basic	54,521	57,947	55,552	59,561
Weighted average shares outstanding - diluted (1)	54,824	58,617	55,976	59,929

Earnings per common share - basic	$0.21	$0.28	$0.64	$0.57
Earnings per common share - diluted (1)	$0.21	$0.28	$0.63	$0.57

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Income	$11,326	$16,205	$35,328	$33,954

Other Comprehensive Income (Loss), net of tax:
Unrealized gains (losses) on available-for-sale securities	(3,148)	2,562	(2,850)	(780)
Foreign currency translation	(2,568)	(108)	(2,182)	(1,498)

Other Comprehensive Income (Loss), net of tax	(5,716)	2,454	(5,032)	(2,278)

Comprehensive Income, net of tax	$5,610	$18,659	$30,296	$31,676

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$35,328	$33,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,127	11,021
Amortization of net premium on available-for-sale investments	3,363	4,688
Net realized gain on long-term investments	(7,219)	(6,949)
Net loss on disposal of property, plant and equipment	109	6
Stock-based compensation expense	6,296	6,516
Deferred income taxes	(122)	(1,296)
Tax benefit from stock option exercises	71	113
Excess tax benefits from stock-based compensation arrangements	(53)	(106)
Change in operating assets and liabilities:
Accounts receivable, net	(15,957)	(25,844)
Other receivables	(10,576)	(3,724)
Inventory	2,413	8,584
Prepaid expenses and other assets	(4,095)	(417)
Accounts payable	3,563	30,073
Accrued expenses and other liabilities	7,507	(4,339)
Income tax payable, net	9,265	(678)

Net cash provided by operating activities	41,020	51,602

Cash flows from investing activities:
Purchases of property, plant and equipment	(8,162)	(6,123)
Proceeds from disposals of property, plant and equipment	1	—
Proceeds from sales and maturities of available-for-sale investments	187,013	275,581
Purchases of available-for-sale investments	(127,074)	(216,129)

Net cash provided by investing activities	51,778	53,329

Cash flows from financing activities:
Proceeds from stock option exercises	2,311	2,332
Purchases of treasury stock	(62,144)	(104,147)
Dividend payments	(15,060)	(16,220)
Payments on long-term debt	(16,500)	—
Excess tax benefits from stock-based compensation arrangements	53	106

Net cash used in financing activities	(91,340)	(117,929)

Net increase (decrease) in cash and cash equivalents	1,458	(12,998)
Effect of exchange rate changes	(1,341)	(1,148)
Cash and cash equivalents, beginning of period	58,298	68,457

Cash and cash equivalents, end of period	$58,415	$54,311

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$598	$494

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and nine months ended September 30, 2014 and 2013 for both transactions are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$227	$283	$699	$863

NSN BBA acquisition
Amortization of acquired intangible assets	287	291	884	873
Amortization of other purchase accounting adjustments	240	235	895	987
Acquisition related professional fees, travel and other expenses	24	93	89	329

Subtotal	551	619	1,868	2,189

Total acquisition related expenses, amortizations and adjustments	778	902	2,567	3,052
Provision for income taxes	(259)	(302)	(851)	(1,015)

Total acquisition related expenses, amortizations and adjustments, net of tax	$519	$600	$1,716	$2,037

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2014 and 2013:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue (adjustments to deferred revenue recognized in the period)	$105	$221	$528	$718
Cost of goods sold	47	(57)	104	94

Subtotal	152	164	632	812

Selling, general and administrative expenses	31	101	110	375
Research and development expenses	595	637	1,825	1,865

Subtotal	626	738	1,935	2,240

Total acquisition related expenses, amortizations and adjustments	778	902	2,567	3,052
Provision for income taxes	(259)	(302)	(851)	(1,015)

Total acquisition related expenses, amortizations and adjustments, net of tax	$519	$600	$1,716	$2,037

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Stock-based compensation expense included in cost of sales	$124	$118	$359	$334

Selling, general and administrative expense	1,048	1,024	3,089	3,129
Research and development expense	975	1,034	2,848	3,053

Stock-based compensation expense included in operating expenses	2,023	2,058	5,937	6,182

Total stock-based compensation expense	2,147	2,176	6,296	6,516
Tax benefit for expense associated with non-qualified options	(298)	(307)	(878)	(924)

Total stock-based compensation expense, net of tax	$1,849	$1,869	$5,418	$5,592

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP earnings per common share – diluted	$0.21	$0.28	$0.63	$0.57
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.03	0.03
Stock-based compensation expense	0.03	0.03	0.10	0.09

Non-GAAP earnings per common share – diluted	$0.25	$0.32	$0.76	$0.69